Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

On this date of December 11, 2007, in return for valuable consideration received, the undersigned Borrower promises to pay to Mark Brunell, the “Lender”, the sum of One Hundred Thousand Dollars ($100,000.00), together with interest thereon at the rate of ten percent (10%) per annum.

Terms of Repayment: This loan shall be repaid in full upon receipt of proceeds from financing offering (Term Sheet dated November 9, 2007 or as revised at a later date) which are anticipated to be received by December 21, 2007. The Lender shall have the right to convert the principal portion of the repayment into the financing on the same terms as provided to other investors. Such right of conversion shall remain in full force and effect until January 15, 2008.

Place of Payment: All payments due under this note shall be made at KM Capital Management located at 11719 Bee Caves Road, Suite 100, Austin, Texas 78738 or at such other place as the holder of this Note may designate in writing.

Default: In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees for the collection of this Note upon default.

Modification: No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note: The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, and agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions:  In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law:  All terms and conditions of this Note shall be interpreted under the laws of the Commonwealth of Virginia.

Signed Under Penalty of Perjury, this 12th day of December, 2007.

/s/ William J. Donovan

William J. Donovan

President & Chief Operating Officer

Guardian Technologies International, Inc.